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                                                                EXHIBIT 10(ak)




                              FIFTH AMENDMENT
                                    OF
                     USG CORPORATION INVESTMENT TRUST



WHEREAS, USG Corporation Investment Trust (the "trust") serves as the funding vehicle for USG Corporation Investment Plan; and


WHEREAS, the trust has been amended from time to time, and further amendment of the trust now is considered desirable;


NOW, THEREFORE, pursuant to the amending power reserved to USG Corporation (the "company") under paragraph XI-1 of the trust, as amended, the trust is further amended, effective July 1, 1993, in the following particulars:


1.  By substituting the following for subparagraph III-2(c) of the trust:

      "(c) To direct the trustee from time to time to buy or sell company shares as described in paragraph VI-1, to transfer assets specified by the committee to or from any investment fund described in Article VI, or to transfer assets to a deposit account or a deposit administration fund maintained by a legal reserve life insurance company pursuant to an agreement between the trustee and such insurance company or a group annuity contract issued by such insurance company to the trustee as contractholder, and for this purpose to direct the trustee to execute such agreement or apply for such group annuity contract."


2.  By substituting the following for paragraph IV-1 of the trust:

      "IV-1. THE TRUST FUND. Unless the context clearly implies or indicates the contrary, the term 'trust fund' comprises all property of every kind held or acquired by the trustee under this agreement."





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3.  By substituting the following for subparagraph IV-2(c)(i) of the trust:

      "(i) when directed by an investment manager pursuant to paragraph VI-2, VI-3, VI-4, VI-5, VI-6 or VI-7, the trustee shall acquire, retain and dispose of such investments as that investment manager from time to time may direct;"


4. By renumbering subparagraph IV-2(c)(ii) of the trust as subparagraph IV-2(c)(iii) and inserting the following new subparagraph IV-2(c)(ii):

      "(ii) when directed by the committee pursuant to paragraph VI-4, VI-5, VI-6 or VI-7, the trustee shall acquire, retain or dispose of units of one or more investment companies registered under the Investment Company Act of 1940 (an 'investment company') and/or one or more common, collective or commingled trust funds or pooled investment funds qualified under Section 401(a) of the Internal Revenue Code;"


5.  By substituting the following for subparagraph IV-2(d) of the trust:

      "(d) When directed by the committee pursuant to subparagraph III-2(c), to buy or sell company shares, to transfer assets specified by the committee to or from any investment fund described in Article VI, and when directed by the committee pursuant to subparagraph III-2(d), to receive and hold any assets transferred from, or to purchase assets from, or to transfer or sell any assets of this trust to, the company or a subsidiary of the company, or any other profit sharing, stock bonus or pension trust maintained by the company or any subsidiary of the company that meets the requirements of a 'qualified trust' under Section 401(a) of the Internal Revenue Code (provided that any such purchase or sale to another qualified trust or to the company or a subsidiary of the company satisfies the prohibited transaction exemption requirements set forth in Section 408(e) of the Employee Retirement Income Security Act of 1974, as amended)."





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6.  By substituting the following for subparagraph IV-2(n) of the trust:

      "(n) To determine and report to the committee as of the end of each calendar quarter, and at such other times as may be required under the plan, the then net worth of the trust fund and the fair market value of company shares and of each investment fund described in Article VI, all as determined by the trustee on an accrual basis pursuant to such evidence, data and information as it considers pertinent and reliable."


7. By redesignating subparagraph IV-2(p) of the trust as subparagraph IV-2(q) and by inserting the following new subparagraph IV-2(p):

      "(p) When directed by the committee, to transfer an eligible rollover distribution described in Section 402(c)(4) of the Internal Revenue Code directly to an eligible retirement plan described in
             Section 402(c)(8)(B) of the Internal Revenue Code."


8. By substituting the following for the first sentence of paragraph V-1 of the trust:

      "The committee, at its sole discretion, may appoint a professional investment counsel other than the trustee as 'investment manager' of any investment fund (the 'fund') established pursuant to Article VI, but not with respect to investments in company shares as described in paragraph VI-1."


9.  By substituting the following for paragraph VI-1 of the trust:

      "VI-1. COMPANY SHARES. When directed by the committee pursuant to subparagraph III-2(c), the trustee shall purchase and sell shares of common stock of the company which constitute qualifying employer securities, as defined in Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ('company shares'). To the extent not purchased from stock accounts maintained under the plan, company shares shall be purchased by the trustee on the open market, or upon the direction of the committee, from the company or a subsidiary of





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      the company or from any other qualified defined contribution or qualified defined benefit plan maintained by the company or a subsidiary of the company (provided that any such purchases from the company or a subsidiary of the company or from another qualified plan satisfy the prohibited transaction exemption requirements set forth in Section 408(e) of the Employee Retirement Income Security Act of 1974, as amended). In order to fully invest contributions paid to stock accounts under the plan, the trustee may borrow from any source permitted by law funds needed to purchase a whole number of shares. If for any reason the trustee is unable to invest contributions in company shares when such contributions are received by the trustee, then, in the interim, the trustee may invest such contributions in one or more common, collective or commingled trust funds that are maintained by the bank or trust company acting as trustee and that have been determined to meet the requirements of Section 401(a) of the Internal Revenue Code. Notwithstanding the foregoing provisions of this paragraph and any other provisions of this agreement to the contrary, during the 'suspension period' which began January 1, 1992 and ended June 30, 1993, the trustee was not permitted to purchase company shares from any source. Beginning July 1, 1993, the trustee again may purchase company shares with participants' contributions, pursuant to their elections made under the plan. Effective with the calendar quarter beginning October 1, 1993, the trustee may purchase company shares with amounts transferred, pursuant to participants' elections made under the plan, from any of the investment funds."


10. By substituting the following sentence for the first sentence of paragraph VI-2 of the trust:

      "The trustee maintains an investment fund known as the 'fixed income fund.'"


11. By substituting the following sentence for the first sentence of paragraph VI-3 of the trust:

      "The trustee maintains an investment fund known as the 'government investment fund.'"




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12.  By substituting the following new paragraphs VI-4, VI-5, VI-6, and VI-7 for paragraphs VI-4, VI-5, and VI-6 of the trust:

      "VI-4. BALANCED FUND. The trustee maintains a separate fund known as the 'balanced fund.' Assets of the balanced fund may be invested in (i) several broadly diversified asset classes, which may include, but are not limited to, domestic common stocks, preferred stocks, bonds and cash, and also may include foreign common stocks and bonds and (ii) units of one or more investment companies and/or one or more common, collective or commingled trust funds or pooled investment funds that are qualified under Section 401(a) of the Internal Revenue Code, provided such investment companies or funds are invested in several broadly diversified asset classes, including, but not limited to, those described in (i) next above. Participants' contributions shall be invested by the trustee in the balanced fund as soon as practicable after they are received by the trustee but in the interim may be invested by the trustee in one or more common, commingled or collective trust funds that are maintained by the bank or trust company acting as trustee and that have been determined to meet the requirements of
      Section 401(a) of the Internal Revenue Code. The committee may designate an investment manager for the balanced fund pursuant to paragraph V-1, except that, at the committee's discretion, such designation may apply only to a portion of the assets of the balanced fund so that such investment manager shall have investment responsibility only as to that portion of the balanced fund for which it is acting as investment manager. The trustee shall have investment responsibility as to all assets of the balanced fund for which an investment manager does not have investment responsibility or which are not invested at the direction of the committee pursuant to paragraph IV-2(c)(ii) in units of an investment company, a common, collective or commingled trust fund, or a pooled investment fund. Earnings of the balanced fund shall be retained in that fund and reinvested as a part thereof.

      VI-5. EQUITY INDEX FUND. The trustee maintains an investment fund known as the 'equity index fund.' The equity index fund is invested so as to provide a broadly diversified equity portfolio, the performance of which will closely track the return of the Standard & Poor's Composite 500 Index. Accordingly, assets of the equity index fund may be invested in,



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      but are not limited to, common or capital stocks, stock index future contracts traded on a regulated exchange, bonds, debentures or preferred stocks that are convertible into common stock, and units of one or more investment companies and/or one or more common, commingled or collective trust funds or pooled investment funds that are qualified under Section 401(a) of the Internal Revenue Code, provided such investment companies or funds are invested so as to closely track the return of the Standard & Poor's Composite 500 Index. Participants' contributions shall be invested by the trustee in the equity index fund as soon as practicable after they are received by the trustee but in the interim may be invested by the trustee in one or more common, commingled or collective trust funds that are maintained by the bank or trust company acting as trustee and that have been determined to meet the requirements of
      Section 401(a) of the Internal Revenue Code. The committee may designate an investment manager for the equity index fund pursuant to paragraph V-1, except that, at the committee's discretion, such designation may apply only to a portion of the assets of the equity index fund so that such investment manager shall have investment responsibility only as to that portion of the equity index fund for which it is acting as investment manager. The trustee shall have investment responsibility as to all assets of the equity index fund for which an investment manager does not have investment responsibility or which are not invested at the direction of the committee pursuant to paragraph IV-2(c)(ii) in units of an investment company, a common, collective or commingled trust fund, or a pooled investment fund. Earnings of the equity index fund shall be retained in that fund and reinvested as a part thereof.

      VI-6. GROWTH FUND. The trustee maintains a separate fund known as the 'growth fund.' Assets of the growth fund are invested (i) primarily in equity securities of large market capitalization companies with earnings that are expected to grow at an above-average rate, but may be further diversified by investment of a small variable portion of the assets in domestic bonds, foreign common stocks and bonds, and cash and/or (ii) in units of one or more investment companies and/or one or more common, collective or commingled trust funds or pooled investment funds that are qualified under Section 401(a) of the Internal Revenue Code, provided such investment companies or funds are invested as described in (i) next above.



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      Participants' contributions shall be invested by the trustee in the growth fund as soon as practicable after they are received by the trustee but in the interim may be invested by the trustee in one or more common, commingled or collective trust funds that are maintained by the bank or trust company acting as trustee and that have been determined to meet the requirements of Section 401(a) of the Internal Revenue Code. The committee may designate an investment manager for the growth fund pursuant to paragraph V-1, except that, at the committee's discretion, such designation may apply only to a portion of the assets of the growth fund so that such investment manager shall have investment responsibility only as to that portion of the growth fund for which it is acting as investment manager. The trustee shall have investment responsibility as to all assets of the growth fund for which an investment manager does not have investment responsibility or which are not invested at the direction of the committee pursuant to paragraph IV-2(c)(ii) in units of an investment company, a common, collective or commingled trust fund, or a pooled investment fund. Earnings with respect to the growth fund shall be retained in that fund and reinvested as a part thereof.

      VI-7. ADDITIONAL INVESTMENT FUNDS. The committee from time to time may direct the trustee to establish one or more additional investment funds or to establish an investment fund to replace an existing investment fund described in this Article VI (but not to replace investments in company shares), and the committee may direct the trustee to transfer assets specified by the committee from another investment fund to such additional or replacement investment fund. Investment of the assets held in any such investment fund shall be made pursuant to investment guidelines formulated by the committee and shall be the responsibility of the trustee to the extent the committee has not appointed an investment manager for that fund or has not directed the investment of that fund in units of one or more investment companies and/or of one or more common, collective or commingled trust funds or pooled investment funds that are qualified under Section 401(a) of the Internal




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      Revenue Code.  Any dividends, interest or other income generated by investment of any assets of such an investment fund shall be credited to that fund."


IN WITNESS WHEREOF, the company has caused these presents to be signed by an officer thereunto duly authorized this 30th day of July, 1993.


                                    USG CORPORATION


                                    By ______________________________
                                         Senior Vice President and
                                        Chief Administrative Officer



The undersigned, as trustee under USG Corporation Investment Trust, hereby acknowledges receipt of an executed copy of the foregoing amendment of the trust and hereby consents thereto to the extent it applies to the undersigned as trustee, this ______ day of _____________, 1993.


                                    THE NORTHERN TRUST COMPANY,
                                    as Trustee as Aforesaid


                                    By ______________________________
                                       Its __________________________






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